EXHIBIT (8)(o)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (FRANLIN TEMPLETON)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN FRANKLIN TEMPLETON DISTRIBUTORS, INC. AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 4th day of April, 2005, by and among Franklin Templeton Distributors, Inc., a New York corporation (the “Distributor”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”),

WITNESSETH

WHEREAS, the Distributor and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Distributor and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Distributor and the Company hereby agree:

1.	Amendment Schedule A, as applicable, to the Agreement is amended to read in its entirety as the Schedule A attached hereto

2.	Effectiveness The revised Schedule A of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter, and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

FRANKLIN TEMPLETON DISTRIBUTORS INC.		ML LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Scott M. Lee	By	/s/ Edward W. Diffin Jr.
Name	Scott M. Lee	Name	Edward W. Diffin Jr.
Title	SVP	Title	VP & Sr Counsel
Date	4/4/05	Date	4/7/05

Schedule A

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch IRA Annuity

Contract No. MLNY-VA-006

Merrill Lynch Investor ChoiceSM Annuity

Contract No. MLNY-VA-010

As of March 4, 2005

Schedule B

Designated Portfolios and Class

Templeton Funds, Inc. – Foreign Fund	Class A

Templeton Growth Fund, Inc.	Class A

As of March 4, 2005